UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

IDEANOMICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	IDEX	The NASDAQ Stock Market

Item 1.01	Entry into a Material Definitive Agreement

On October 21, 2020, Ideanomics, Inc. (“Ideanomics”) entered into a stock purchase agreement (the “Agreement”) with Solectrac, Inc. (“Solectrac”) pursuant to which Ideanomics acquired 14.7% of Solectrac through the purchase of common stock. Ideanomics received customary representations and warranties from Solectrac in the Agreement. Solectrac develops, assembles and distributes 100% battery-powered electric tractors—an alternative to diesel tractors—for agriculture and utility operations. Ideanomics will assume a seat on Solectrac’s board of directors. Ideanomics and Solectrac also entered into a stockholders agreement (the “Stockholders’ Agreement”) pursuant to which Ideanomics and the other stockholders of Solectrac received (i) preemptive rights to participate in a new sale of securities by Solectrac; (ii) a right of first refusal if a stockholder proposes to transfer its capital stock of Solectrac; (iii) co-sale rights if a stockholder proposes to transfer its capital stock of Solectrac; (iv) information rights which includes the right to receive Solectrac’s financial statements within 45 days of the end of each quarter and 120 days within the end of each fiscal year and (v) weighted average anti-dilution rights in the event Solectrac issues new securities for a per share consideration less than Ideanomics paid at a time when Ideanomics owns greater than 5% of Solectrac.

On October 22, 2020, Ideanomics, Inc. (the “Company”) issued a press release announcing the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The foregoing description of the Agreement and the Stockholders’ Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which will be filed as an exhibit to a Form 10-Q of the Company, as required.

Item 5.07.	Submission of Matters to a Vote by Security Holders.

On October 22, 2020, Ideanomics, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters is set forth below. On all matters (including the election of directors) submitted to a vote of the Company’s shareholders, the Company’s Class A common stock and Series A preferred stock vote together as a single class, with each holder of Class A common stock entitled to one vote per share of Class A common stock and each holder of Series A preferred stock entitled to ten votes per share of Series A preferred stock. Broker non-votes and abstentions are not considered votes cast at the Annual Meeting and are not counted for any purpose in determining whether a matter has been approved.

1.	Elect seven directors to serve for one-year terms

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes	Percentage of Votes Cast For
Bruno Wu	101,374,445	2,786,827	53,459,011	97.32%
Alfred Poor	98,491,803	5,669,469	53,459,011	94,55%
Shane McMahon	99,685,075	4,476,197	53,459,011	95,70%
James Cassano	95,375,040	8,786,232	53,459,011	91,56%
Jerry Fan	95,232,944	8,928,328	53,459,011	91.42%
Chao Yang	95,147,998	9,013,274	53,459,011	91.34%
Harry Edelson	95,281,874	8,879,398	53,459,011	91.47%

Each of the nominees was re-elected by the Company’s shareholders to serve on the board of directors for a one-year term expiring at the Company’s 2021 Annual Meeting of Shareholders, and until their respective successors have been elected, or until their earlier resignation or removal.

2.	Ratify the appointment of BF Borgers CPA PC as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2020

Votes Cast For	Votes Cast Against	Abstentions	Percentage of Votes Cast For
146,222,671	5,826,414	5,571,198	96.16%

Proposal No. 2 was approved by the Company’s shareholders.

3.	Approval of the amendment and restatement of the Company’s 2010 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan to 56,800,000 and so that the term of the Plan shall be until August 31, 2030

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes	Percentage of Votes Cast For
88,775,426	14,680,618	705,228	53,459,011	85.80%

Proposal No. 3 was approved by the Company’s shareholders.

4.	Approval of the issuance of shares of common stock to Yorkville Advisors pursuant to the terms of a standby equity distribution agreement in accordance with the stockholder approval requirements of NASDAQ listing rule 5635(d)

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes	Percentage of Votes Cast For
94,934,748	8,593,900	632,624	53,459,011	91.69%

Proposal No. 4 was approved by the Company’s shareholders.

Item 9.01	Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: October 26, 2020	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer